STORAGE
NATIONAL STORAGE
AFFILIATES
STORE MORE!
SELF STORAGE
8580

Earnings Release and Supplemental Financial Information
First Quarter 2015

Table of Contents

Page

1	Earnings Release

6	Consolidated Statements of Operations

7	Consolidated Balance Sheets

8	Schedule 1 - Funds From Operations and Core Funds From Operations

9	Schedule 2 - Other Non-GAAP Financial Measurements

10	Schedule 3 - Portfolio Summary

11	Schedule 4 - Debt and Capitalization

12	Schedule 5 - Occupancy By State

13	Schedule 6 - Same Store Performance Summary

14	Schedule 7 - Reconciliation of Same Store Data and Net Operating Income to Income from Operations

15	Schedule 8 - Selected Financial Information

16	Glossary

June 4, 2015

National Storage Affiliates Trust Reports First Quarter 2015 Pre-IPO Results; Core FFO Increased to $0.21 per OP Unit; Same Store NOI Increased 9.4%
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust (“NSA” or the "Company") (NYSE: NSA), today reported the Company’s first quarter 2015 results. These results are for the period prior to the successful completion of the initial public offering ("IPO") on April 28, 2015.
Key Highlights

•	Completed an IPO of its common shares of beneficial interest on April 28, 2015.

•	Achieved core funds from operations ("Core FFO") of $4.4 million, or $0.21 per operating partnership ("OP") unit for the first quarter of 2015.

•	Increased net operating income ("NOI") to $18.4 million for the first quarter of 2015 compared to $8.2 million in the first quarter of 2014.

•
Increased same store NOI by 9.4%, driven by an average occupancy gain of 260 basis points and an average annualized rental revenue per occupied square foot increase of 4.5% for the first quarter of 2015 compared to the first quarter of 2014.

•	Acquired six self storage properties during the first quarter of 2015 for approximately $41 million.

•	Invested approximately $93 million in the acquisition of 21 properties in connection with the completion of the Company's IPO and formation transactions during the second quarter of 2015.

Arlen Nordhagen, Chief Executive Officer, commented, “We are very pleased with the Company's 2015 performance to date. We strengthened our portfolio in the first quarter leading into our initial public offering with the acquisition of six self storage properties and completed an additional 21 self storage acquisitions in connection with the completion of our IPO. We are also pleased by the improvement in our same store property operations with excellent growth in net operating income, occupancy and average revenue per occupied square foot."
Financial Results

($ in thousands, except per share and unit data)	First Quarter
	2015	2014
Net loss	$(2,771)	$(2,803)
Funds From Operations (FFO)	3,760	372
Add back acquisition, organizational and offering expenses	657	417
Core Funds From Operations (Core FFO)	$4,417	$789

FFO per share and unit	$0.18	$0.04
Core FFO per share and unit	$0.21	$0.09

First quarter 2015 funds from operations ("FFO") and Core FFO increased $3.4 million and $3.6 million year-over-year from first quarter of 2014, respectively, primarily a result of an additional $9.4 million of NOI from the acquisition of 88 self storage properties acquired between April 1, 2014 and March 31, 2015, partially offset by increases in interest and general and administrative expenses.
Net loss decreased by less than $0.1 million year-over-year from first quarter of 2014. The decrease in net loss was primarily due to an increase in NOI resulting from additional self storage properties we acquired during 2014 and 2015, offset by increases in depreciation and amortization, interest expense, and general and administrative expenses.
Total Portfolio Operating Results

($ in thousands, except per square foot data)	First Quarter
	2015	2014
Total revenue	$28,291	$13,161
Property operating expenses	9,842	4,922
Net Operating Income (NOI)	$18,449	$8,239

Average annualized rental revenue per occupied square foot	$10.41	$9.32
Average annualized contractual rent per occupied square foot	$10.40	$9.36
Total portfolio revenues increased 115.0% in the first quarter of 2015 compared to the first quarter of 2014. Revenue increases were driven by a 180 basis point increase in average occupancy for the first quarter of 2015 compared to the first quarter of 2014, combined with an 11.7% increase in average annualized rental revenue per occupied square foot compared to the prior year.
Total portfolio NOI in the first quarter increased 123.9% to over $18.4 million in 2015 from $8.2 million in 2014.
Same Store Operating Results

($ in thousands, except per square foot data)	First Quarter
	2015	2014
Total revenue	$14,055	$13,027
Property operating expenses	5,028	4,777
Net Operating Income (NOI)	$9,027	$8,250

Average annualized rental revenue per occupied square foot	$9.74	$9.32
Average annualized contractual rent per occupied square foot	$9.64	$9.39
Same store revenues increased 7.9% in the first quarter of 2015 compared to the first quarter of 2014. Revenue increases were driven by a 260 basis point increase in average occupancy for the first quarter of 2015 compared to the first quarter of 2014, combined with a 4.5% increase in average annualized rental revenue per occupied square foot compared to the prior year.
Same store NOI in the first quarter increased 9.4% to over $9.0 million in 2015 from $8.3 million in 2014.

Investment Activity
NSA acquired six properties during the first quarter of 2015 with an estimated fair value of approximately $41 million, comprising approximately 0.4 million rentable square feet configured in over 3,400 storage units. All six of these properties were acquired by the Company from its participating regional operators ("PROs").
In connection with the completion of NSA's IPO during the second quarter of 2015, the Company completed the acquisition of an additional 21 self storage properties located in seven states for an investment of approximately $93 million, comprising approximately 1.3 million rentable square feet configured in approximately 9,300 storage units. Of these acquisitions, four were acquired by NSA from its PROs and 17 were acquired from third-party sellers.
These acquisitions increase NSA's total portfolio to 246 self storage properties located in 16 states with approximately 14 million net rentable square feet in over 100,000 storage units.
Debt and Credit Facility Activity
Following the completion of the Company's IPO during the second quarter of 2015, NSA repaid $229.8 million of outstanding indebtedness as shown in the table below ($ in thousands):

	Effective Rate as of March 31, 2015	Principal
Unsecured Term Loan	5.18%	$50,000
Variable rate mortgages payable	4.69%	83,500
Revolving line of credit	2.78%	96,300
Total/Weighted Average	4.00%	$229,800

As a result of the overall reduction in NSA's outstanding indebtedness, pricing grids for the Company's revolving line of credit and term loan were reduced by 100 basis points to interest rates equal to one-month LIBOR plus 1.60% and one-month LIBOR plus 1.50%, respectively.
Distributions and Dividends
On April 30, 2015, NSA paid an ordinary distribution of $0.19 per OP unit to unitholders of record as of March 31, 2015 as well as an ordinary distribution of $0.04 per OP unit to unitholders of record as of April 20, 2015.
In addition, the Company's Board of Trustees declared a dividend of $0.15 per common share and a distribution of $0.15 per OP unit for the remainder of the second quarter of 2015 following the Company's IPO, for common shareholders of record as of June 30, 2015.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release are available on NSA's website at http://ir.nationalstorageaffiliates.com/sec-filings and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on June 5, 2015.
Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentation of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
NSA does not plan to conduct a teleconference and webcast related to the Company's first quarter 2015 earnings announcement. Going forward, NSA intends to conduct quarterly earnings calls following the issuance of the Company's quarterly earnings releases.
Upcoming Industry Conferences
The Company’s executive management team plans to attend the National Association of Real Estate Investment Trust's upcoming REITWeek conference in New York, New York, June 9 - June 11, 2015. The Company's related presentation materials will be available on NSA's website at www.nationalstorageaffiliates.com at the start of the conference.
About National Storage Affiliates Trust
National Storage Affiliates Trust is a Maryland real estate investment trust focused on the ownership, operation and acquisition of self storage properties located within the top 100 metropolitan statistical areas throughout the United States. The Company currently owns and operates 246 self storage properties located in 16 states with approximately 14 million rentable square feet. NSA is the sixth largest owner and operator of self storage properties among public and private companies. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com.

NOTE REGARDING FORWARD LOOKING STATEMENTS

NSA makes forward-looking statements in this press release that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When NSA uses the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may," or similar expressions, the Company intends to identify forward-looking statements.
The forward-looking statements contained in this press release reflect NSA's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement.
Statements regarding the following subjects, among others, may be forward-looking:
• market trends in the Company's industry, interest rates, the debt and lending markets or the general economy;
• the Company's business and investment strategy;
• the acquisition of properties, including the timing of acquisitions;
• the Company's relationships with, and its ability to attract additional, PROs;
• NSA's ability to effectively align the interests of its PROs with the Company and its shareholders;
• the integration of the Company's PROs and their contributed portfolios into the Company, including into its financial and operational reporting infrastructure and internal control framework;
• NSA's operating performance and projected operating results, including its ability to achieve market rents and occupancy levels, reduce operating expenditures and increase the sale of ancillary products and services;
• the Company's ability to access additional off-market acquisitions;
• actions and initiatives of the U.S. federal, state and local government and changes to U.S. federal, state and local government policies and the execution and impact of these actions, initiatives and policies;
• the state of the U.S. economy generally or in specific geographic regions, states or municipalities;

• economic trends and economic recoveries;
• NSA's ability to obtain and maintain financing arrangements on favorable terms;
• general volatility of the securities markets in which we participate;
• changes in the value of the Company's assets;
• projected capital expenditures;
• the impact of technology on NSA's products, operations, and business;
• the implementation of the Company's technology and best practices programs (including NSA's ability to effectively implement its integrated Internet marketing strategy);
• changes in interest rates and the degree to which the Company's hedging strategies may or may not protect NSA from interest rate volatility;
• impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;
• the Company's ability to qualify, and maintain its qualification, as a REIT for U.S. federal income tax purposes;
• NSA's ability to successfully remediate the material weakness in its internal control over financial reporting;
• availability of qualified personnel;
• the timing of conversions of subordinated performance units into OP units and the conversion ratio in effect at such time;
• estimates relating to the Company's ability to make distributions to its shareholders in the future; and
• NSA's understanding of its competition.

The forward-looking statements are based on NSA's beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to NSA. Forward-looking statements are not predictions of future events. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to the Company. Readers should carefully review NSA's financial statements and the notes thereto, as well as the section entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business and Properties" described in the Company's Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on April 24, 2015 (the "Prospectus"), and the other documents NSA files from time to time with the Securities and Exchange Commission. If a change occurs, the Company's business, financial condition, liquidity and results of operations may vary materially from those expressed in NSA's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for the Company to predict those events or how they may affect NSA. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
National Storage Affiliates Trust
Investor/Media Relations

Marti Dowling
Director - Investor Relations
720.630.2624
mdowling@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
REVENUE
Rental revenue	$27,418	$12,856
Other property-related revenue	873	305
Total revenue	28,291	13,161
OPERATING EXPENSES
Property operating expenses	9,842	4,922
General and administrative expenses	3,613	1,338
Depreciation and amortization	9,877	3,837
Total operating expenses	23,332	10,097
Income from operations	4,959	3,064
OTHER INCOME (EXPENSE)
Interest expense	(6,982)	(5,446)
Acquisition costs	(599)	(182)
Organizational and offering expenses	(58)	(235)
Non-operating expense	(91)	(4)
Other income (expense)	(7,730)	(5,867)
Net loss	(2,771)	(2,803)
Net loss attributable to noncontrolling interests	2,771	2,803
Net loss attributable to National Storage Affiliates Trust	$—	$—

Earnings (loss) per share (basic and diluted)	$—	$—

Weighted average shares outstanding (basic and diluted)	1,000	1,000

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Real estate
Self storage properties	$879,631	$838,941
Less accumulated depreciation	(45,961)	(39,614)
Self storage properties, net	833,670	799,327
Cash and cash equivalents	8,328	9,009
Restricted cash	2,446	2,120
Debt issuance costs, net	5,755	6,346
Other assets, net	14,239	15,944
Total assets	$864,438	$832,746
LIABILITIES AND EQUITY
Liabilities
Debt financing	$618,290	$597,691
Accounts payable and accrued liabilities	13,752	10,012
Distributions payable	—	6,763
Deferred revenue	4,606	4,176
Total liabilities	636,648	618,642
Equity
Common shares of beneficial interest, par value $0.01 per share. 1,000 shares authorized; 1,000 shares issued and outstanding	—	—
Retained earnings	—	—
Total shareholder's equity	—	—
Noncontrolling interests	227,790	214,104
Total equity	227,790	214,104
Total liabilities and equity	$864,438	$832,746

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

	Three Months Ended March 31,
	2015	2014
Net loss	$(2,771)	$(2,803)
Add (subtract):
Real estate depreciation and amortization	9,806	3,801
Distributions on subordinated performance units (1)	(3,275)	(626)
FFO attributable to common shareholders and OP unitholders	3,760	372
Add:
Acquisition costs	599	182
Organizational and offering expenses	58	235
Core FFO attributable to common shareholders and OP unitholders	$4,417	$789

Weighted average shares and units outstanding - FFO and Core FFO: (2)
Weighted average shares outstanding - basic	1	1
Weighted average operating partnership units outstanding (3)	19,205	9,263
Weighted average DownREIT operating partnership unit equivalents outstanding	1,386	—
Total weighted average shares and units outstanding - FFO and Core FFO	20,592	9,264

FFO per share and unit	$0.18	$0.04
Core FFO per share and unit	$0.21	$0.09

(1) Distributions to subordinated performance unitholders classified as noncontrolling interests are included as an adjustment to eliminate the noncontrolling interests’ share of FFO for purposes of calculating FFO attributable to common shareholders and OP and DownREIT OP unitholders. Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented. These distributions were declared and paid to unitholders of record as of March 31, 2015 and 2014 during the periods subsequent to March 31, 2015 and 2014, respectively, and therefore the amounts are not reflected in the historical financial statements for the periods presented.

(2) We combine OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in our operating partnership are redeemable for cash or, at our option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at our option, exchangeable for OP units in our operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units, and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). Subordinated performance units and DownREIT subordinated units have been excluded from the calculations of FFO and Core FFO per share and unit as their effect is anti-dilutive. LTIP units have been excluded from the calculations of FFO and Core FFO per share and unit because such units did not participate in distributions prior to our Company’s initial public offering.

(3) Amount for the three months March 31, 2014 includes 2,060,711 OP units issued in connection with the contribution of 65 self storage properties on April 1, 2014 by SecurCare Portfolio Holdings, LLC and SecurCare Value Properties, Ltd. (collectively, "NSA Predecessor"), entities whose principal owner is the Company's chief executive officer. For financial reporting purposes, NSA Predecessor contributions are reported as a reorganization of entities under common control whereby the contributed self storage properties are included in the Company's results of operations for the three months March 31, 2014 and have been recorded in the Company's financial statements at NSA Predecessor's depreciated historical cost basis.

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended March 31,
	2015	2014
Net loss	$(2,771)	$(2,803)
Add:
General and administrative expenses	3,613	1,338
Depreciation and amortization	9,877	3,837
Interest expense	6,982	5,446
Acquisition costs	599	182
Organizational and offering expenses	58	235
Non-operating expense	91	4
Net Operating Income	$18,449	$8,239

EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2015	2014
Net loss	$(2,771)	$(2,803)
Add:
Depreciation and amortization	9,877	3,837
Interest expense	6,982	5,446
EBITDA	14,088	6,480
Add:
Acquisition costs	599	182
Organizational and offering expenses	58	235
Equity-based compensation expense (1)	638	342
Adjusted EBITDA	$15,383	$7,239

(1) Equity-based compensation expense is a non-cash item that is included in general and administrative expenses in our condensed consolidated statements of operations.

Supplemental Schedule 3

Portfolio Summary
As of March 31, 2015
(unaudited)

	Stores	Units	Rentable Square Feet	% of Rentable Square Feet	Occupancy at Period End
Same Store
Texas	31	9,391	1,221,088	9.9%	86.3%
Oklahoma	26	12,230	1,630,324	13.2%	86.8%
Oregon	26	9,572	1,198,728	9.7%	91.3%
North Carolina	15	6,578	767,799	6.2%	78.7%
Georgia	14	4,469	561,006	4.5%	87.4%
Colorado	8	3,741	453,166	3.7%	88.4%
Washington	5	1,580	207,149	1.7%	91.9%
Other (1)	11	4,373	536,674	4.2%	78.2%
Same Store Total/Weighted Average	136	51,934	6,575,934	53.1%	86.2%

2014 Acquisitions	83	42,137	5,450,461	44.0%	84.6%
2015 Acquisitions (2)	6	3,409	363,939	2.9%	86.0%
Non-Same Store Total/Weighted Average	89	45,546	5,814,400	46.9%	84.7%

Total/Weighted Average	225	97,480	12,390,334	100.0%	85.5%

(1) Other states in our same store portfolio include Arizona, California, Mississippi, New Hampshire, Nevada, and South Carolina.
(2) The six self storage properties were acquired for an investment of $41.0 million.

Supplemental Schedule 4

Debt and Capitalization
(dollars in thousands) (unaudited)

Subsequent to March 31, 2015, NSA completed an initial public offering of 23,000,000 common shares of beneficial interest, $.01 par value per share, at a price of $13.00 per share, including shares issued pursuant to the underwriters’ option to purchase additional shares which was exercised in full, and received proceeds of approximately $273 million, net of underwriting discounts and other estimated transactions costs. NSA used the net proceeds to repay an aggregate of approximately $230 million of indebtedness and acquire 21 self storage properties for approximately $42 million in cash and approximately $23 million of operating partnership and subordinated performance units, with the assumption of approximately $31 million of outstanding mortgages (including approximately $2.0 million of debt premium). The tables below present NSA's historical debt and capitalization as of March 31, 2015, and an illustration of the effect of the issuance of the common shares, indebtedness repayments, reduced borrowing rates as a result of reduced overall leverage, and acquisitions as if the transactions had occurred as of March 31, 2015.

Debt Balances and Characteristics

	As of March 31, 2015			As Adjusted
	Interest Rate (1)	Weighted Average Maturity (In Years)	Balance	Interest Rate (1)	Weighted Average Maturity (In Years)	Balance
Credit Facility:
Revolving line of credit	2.78%	2.00	$182,217	2.46%	2.00	$85,917
Term loan	3.65%	3.00	144,558	2.86%	3.00	144,558
Unsecured term loan	5.18%	0.50	50,000	—	—	—
Related party note	3.30%	0.33	4,054	3.30%	0.33	4,054
Fixed rate mortgages payable	4.07%	6.67	153,961	3.94%	6.52	184,508
Variable rate mortgages payable	4.69%	0.26	83,500	—	—	—
Total/Weighted Average	3.76%	3.03	$618,290	3.26%	4.32	$419,037

Equity Interests

	As of March 31, 2015	As Adjusted
	Outstanding	Outstanding	If Converted (2)
Common shares of beneficial interest	1,000	23,000,000	23,000,000
Total shares outstanding (basic)	1,000	23,000,000	23,000,000
Operating partnership units	19,235,556	20,705,654	20,705,654
DownREIT operating partnership unit equivalents	1,415,349	1,415,349	1,415,349
Total operating partnership units	20,650,905	22,121,003	22,121,003
Long term incentive plan units (3)	—	2,211,913	2,211,913
Subordinated performance units	8,886,097	9,232,067	9,139,746
DownREIT subordinated performance unit equivalents	3,688,205	3,688,205	3,651,323
Total subordinated partnership units	12,574,302	12,920,272	12,791,069
Total shares and units outstanding (diluted)	33,226,207	60,253,188	60,123,985

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate swaps and discount and premium amortization, if applicable. For the revolving line of credit, the effective interest rate also includes fees which range from 0.20% to 0.30% for unused borrowings.

(2) Balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock out period on conversions, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 0.99 OP units based on pro forma December 31, 2014 financial information. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit on a pro forma basis over the one-year period ended December 31, 2014 by 110% of the CAD per OP unit on a pro forma basis over the same period. We anticipate that as our CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

(3) Balance as of March 31, 2015 excludes 2,201,640 long term incentive plan units as they did not participate in dividend distributions prior to the Company's initial public offering. Historical and as adjusted balances exclude 522,900 long term incentive plan units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.

Supplemental Schedule 5

Occupancy By State
Three months ended March 31, 2015 compared to Three months ended March 31, 2014
(unaudited)

SAME STORE PORTFOLIO
			Rentable Square Feet	Occupancy at Period End
State	Stores	Units		March 31, 2015	March 31, 2014	Growth
Texas	31	9,391	1,221,088	86.3%	82.9%	3.4%
Oklahoma	26	12,230	1,630,324	86.8%	84.1%	2.7%
Oregon	26	9,572	1,198,728	91.3%	88.8%	2.5%
North Carolina	15	6,578	767,799	78.7%	79.8%	(1.1)%
Georgia	14	4,469	561,006	87.4%	77.7%	9.7%
Colorado	8	3,741	453,166	88.4%	88.1%	0.3%
Washington	5	1,580	207,149	91.9%	84.1%	7.8%
Other	11	4,373	536,674	78.2%	77.8%	0.4%
Total/Weighted Average	136	51,934	6,575,934	86.2%	83.4%	2.8%

TOTAL PORTFOLIO
			Rentable Square Feet	Occupancy as of March 31, 2015
State	Stores	Units
Texas	45	17,503	2,472,261	82.8%
Oklahoma	26	12,230	1,630,324	86.8%
Oregon	50	19,654	2,467,545	90.8%
North Carolina	19	8,163	973,183	81.8%
Georgia	16	5,289	676,891	88.0%
Colorado	8	3,741	453,166	88.4%
Washington	13	4,517	569,902	89.8%
California	28	16,429	1,978,159	84.2%
Arizona	10	5,943	657,815	78.1%
Other (1)	10	4,011	511,088	79.6%
Total/Weighted Average	225	97,480	12,390,334	85.5%

(1) Other states in our total portfolio include Mississippi, New Hampshire, Nevada, and South Carolina.

Supplemental Schedule 6

Same Store Performance Summary
Three months ended March 31, 2015 compared to Three months ended March 31, 2014
(dollars in thousands, except per square foot data) (unaudited)

		Rentable Square Feet	Average Annualized Rental Revenue per Occupied Square Foot	Average Occupancy for the Three Months Ended March 31,			Total Revenue for the Three Months Ended March 31,			Operating Expenses for the Three Months Ended March 31,			Net Operating Income for the Three Months Ended March 31,			Net Operating Income Margin for the Three Months Ended March 31,
State	Stores			2015	2014	Growth	2015	2014	Growth	2015	2014	Growth	2015	2014	Growth	2015	2014	Growth
Texas	31	1,221,088	$9.81	85.6%	83.8%	1.8%	$2,694	$2,532	6.4%	$1,116	$1,117	(0.1)%	$1,578	$1,415	11.5%	58.6%	55.9%	2.7%
Oklahoma	26	1,630,324	8.38	86.5%	83.2%	3.3%	3,008	2,795	7.6%	1,001	917	9.2%	2,007	1,878	6.9%	66.7%	67.2%	(0.5)%
Oregon	26	1,198,728	11.14	90.3%	87.9%	2.4%	3,043	2,774	9.7%	959	935	2.6%	2,084	1,839	13.3%	68.5%	66.3%	2.2%
North Carolina	15	767,799	10.11	78.6%	79.6%	(1.0)%	1,571	1,559	0.8%	546	519	5.2%	1,025	1,040	(1.4)%	65.2%	66.7%	(1.5)%
Georgia	14	561,006	8.08	87.1%	77.9%	9.2%	1,012	860	17.7%	472	422	11.8%	540	438	23.3%	53.4%	50.9%	2.5%
Colorado	8	453,166	11.10	87.2%	86.9%	0.3%	1,123	1,034	8.6%	360	329	9.4%	763	705	8.2%	67.9%	68.2%	(0.3)%
Washington	5	207,149	11.27	91.2%	82.6%	8.6%	542	466	16.3%	159	159	—%	383	307	24.8%	70.7%	65.9%	4.8%
Other	11	536,674	9.97	77.0%	76.7%	0.3%	1,062	1,007	5.5%	415	379	9.5%	647	628	3.0%	60.9%	62.4%	(1.5)%
Total/Weighted Average	136	6,575,934	$9.74	85.6%	83.0%	2.6%	$14,055	$13,027	7.9%	$5,028	$4,777	5.3%	$9,027	$8,250	9.4%	64.2%	63.3%	0.9%

Supplemental Schedule 7

Reconciliation of Same Store Data and Net Operating Income to Income from Operations
(dollars in thousands) (unaudited)

	Three Months Ended March 31,
	2015	2014
Total revenue for:
Same Store Properties	$14,055	$13,027
Non-Same Store Properties	14,236	134
Total revenue	28,291	13,161

Operating expenses for:
Same Store Properties	5,028	4,777
Non-Same Store Properties	4,814	145
Total operating expenses	9,842	4,922

Net operating income for:
Same Store Properties	9,027	8,250
Non-Same Store Properties	9,422	(11)
Net operating income	18,449	8,239

General and administrative expenses	(3,613)	(1,338)
Depreciation and amortization	(9,877)	(3,837)
Income from operations on our statements of operations	$4,959	$3,064

Supplemental Schedule 8

Selected Financial Information
(in thousands, except per square foot data) (unaudited)

Property Operating Metrics

	Three Months Ended March 31,
	2015	2014
Same Store
Average annualized rental revenue per occupied square foot	$9.74	$9.32
Average annualized contractual rent per occupied square foot	$9.64	$9.39

Total Portfolio
Average annualized rental revenue per occupied square foot	$10.41	$9.32
Average annualized contractual rent per occupied square foot	$10.40	$9.36

Capital Expenditures

	Three Months Ended March 31,
	2015	2014
Total Portfolio
Recurring capital expenditures	$504	$94
Revenue enhancing capital expenditures	287	—
Acquisitions capital expenditures	87	768
Total Portfolio Capital Expenditures	$878	$862

Total portfolio square feet	12,390	6,657
Recurring Capital Expenditures Per Square Foot	$0.04	$0.01

Glossary

This Earnings Release and Supplemental Information include certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

ANNUALIZED RENTAL REVENUE: Annualized rental revenue is annualized total revenue per our statements of operations (which includes fees and is net of any discounts).
AVERAGE ANNUALIZED CONTRACTUAL RENT PER OCCUPIED SQUARE FOOT: Contractual rent per occupied square foot represents annualized contractual rents per occupied square foot without reductions for promotional discounts and excluding late charges and administrative fees.
AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets.
REVENUE ENHANCING CAPITAL EXPENDITURES: Revenue enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue, value, or useful life of an asset from its original purchase condition.
EBITDA: We define EBITDA as net income (loss), as determined under GAAP, plus interest expense, income taxes, depreciation and amortization expense. We define ADJUSTED EBITDA as EBITDA plus acquisition costs, organizational and offering expenses, equity-based compensation expense, losses on sale of properties, and impairment of long-lived assets; and by subtracting gains on sale of properties and debt forgiveness. These further adjustments eliminate the impact of items that we do not consider indicative of our core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
We present EBITDA and Adjusted EBITDA because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations, and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of our operating performance. The April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper, as amended, defines FFO as net income (as determined under GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Distributions on subordinated performance units represent our allocation of FFO to noncontrolling interests held by subordinated performance unitholders for the purpose of calculating FFO attributable to common shareholders and OP unitholders. We also include amortization of customer in-place leases in our definition of FFO because we believe the amortization of customer in-place leases is analogous to real estate depreciation, as the value of such intangibles is inextricably connected to the real estate acquired. We define CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. These further adjustments consist of acquisition costs, organizational and offering costs, gains on debt forgiveness and gains (losses) on early extinguishment of debt.
Management uses FFO and Core FFO as a key performance indicator in evaluating the operations of our properties. Given the nature of our business as a real estate owner and operator, we consider FFO and Core FFO as key supplemental measures of our operating performance that are not specifically defined by GAAP. We believe that FFO and Core FFO are useful to management and investors as a starting point in measuring our operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of our operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and Core FFO should be compared with our reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

NET OPERATING INCOME:  We define net operating income, or NOI, as net income (loss), as determined under GAAP, plus general and administrative expense, depreciation and amortization, interest expense, acquisition costs, organizational and offering expenses, impairment of long-lived assets, losses on the sale of properties and non-operating expense and by subtracting gains on sale of properties, debt forgiveness, and non-operating income. NOI is not a measure of performance calculated in accordance with GAAP.
We believe NOI is useful to investors in evaluating our operating performance because:

•
NOI is one of the primary measures used by our management and our PROs to evaluate the economic productivity of our properties, including our ability to lease our properties, increase pricing and occupancy and control our property operating expenses;

•
NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of our capital structure; and

•
We believe NOI helps our investors to meaningfully compare the results of our operating performance from period to period by removing the impact of our capital structure (primarily interest expense on our outstanding indebtedness) and depreciation of the cost basis of our assets from our operating results.

There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect our net loss. We compensate for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with our analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, income from operations and net loss.
NET OPERATING INCOME MARGIN: The ratio of NOI divided by total revenue.
NON-SAME STORE PORTFOLIO: Non-Same Store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OCCUPANCY AT PERIOD END:  Represents total occupied rentable square feet divided by total rentable square feet at period end.
PROs: Participating regional operators, or "PROs", are our experienced regional self storage operators with local operational focus and expertise. As of March 31, 2015, our Company had five PROs, SecurCare Self Storage, an affiliate of NSA's Predecessor, Northwest Self Storage, Optivest Properties, Guardian Storage Centers, and Move It Self Storage. Our sixth PRO, Storage Solutions, was added in connection with the completion of the IPO and formation transactions.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: Same Store portfolio comprises only those properties owned and operated for the entirety of the applicable periods presented.